UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED): NOVEMBER 8, 2011

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNISOURCE ENERGY CORPORATION (An Arizona Corporation) 88 East Broadway Boulevard Tucson, AZ 85701 (520) 571-4000	86-0786732

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 East Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 8, 2011, Tucson Electric Power Company (the “Company”) issued and sold $250 million aggregate principal amount of its 5.15% Notes due 2021 (the “Notes”). The Company intends to use the net proceeds from the sale to (i) purchase or redeem up to $150 million of its tax-exempt variable rate debt, (ii) redeem an outstanding series of its fixed rate debt bearing an interest rate of 6.1% and (iii) repay approximately $75 million on its revolving credit facility, with any remaining proceeds to be applied to general corporate purposes. The Notes were registered under the Securities Act of 1933, as amended, pursuant to Registration Statement No. 333-159244-01.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the issuance and sale of the Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated November 1, 2011, between Tucson Electric Power Company and U.S. Bank National Association, as trustee

4.2	Officer’s Certificate, dated November 8, 2011, establishing the terms of the Notes

5.1	Opinion and consent of Todd C. Hixon, Esquire, with respect to the validity of the Notes

5.2	Opinion and consent of Morgan, Lewis & Bockius LLP with respect to the validity of the Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNISOURCE ENERGY CORPORATION

Dated: November 8, 2011	By:	/s/ Kevin P. Larson
Kevin P. Larson
Senior Vice President and Chief Financial Officer

TUCSON ELECTRIC POWER COMPANY

Dated: November 8, 2011	By:	/s/ Kevin P. Larson
Kevin P. Larson
Senior Vice President and Chief Financial Officer